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                                                                   Exhibit 10.17



                 VERSANT OBJECT TECHNOLOGY CORP AND DAVID BANKS

                   SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS


This Settlement Agreement and Release of Claims (the "Agreement") is made as of January 7, 1998 by and between David Banks ("MR. BANKS") and Versant Object Technology Corporation, a California Corporation ("VERSANT").

RECITALS

A. Mr. Banks was employed by Versant as President and Chief Executive Officer from April 15, 1993 until his resignation effective January 7, 1998.

B. Mr. Banks and Versant desire to finally and completely settle all matters between them and to enter into a mutually beneficial severance arrangement under the terms of this Agreement,

C. Nothing contained in this Agreement, and no act taken pursuant to it, will constitute an admission by either party of any unfulfilled obligations or liability to the other party.

BASED ON THE RECITALS THE PARTIES AGREE AS FOLLOWS:

1. Mr. Banks has resigned from Versant as its President and Chief Executive Officer and any other employee position effective January 7, 1998. Mr. Banks has not resigned as a member of the Board of Directors of Versant Object Technology Corporation, or from the Board of Directors of any of Versant's wholly owned subsidiaries including Versant Object Technology Pty Ltd., Versant Object Technology SARL, Versant Object Technology LTD and Versant Object Technology GmbH.

2. Mr. Banks affirms and acknowledges that he has received payment for all salary, bonuses, accrued but unused, vacation, sick pay and any other compensation owed to him by Versant, as of January 7, 1998. Mr. Banks acknowledges that Versant has fully paid, on a timely basis, all compensation amounts owing to him as of the date of this Agreement. Mr. Banks also acknowledges that Versant has reimbursed him all of his authorized expenses incurred to date hereof.

3. For a period of one (1) year from January 7, 1998 (the "Salary Continuation Period"), Versant will continue to pay to Mr. Banks his base salary of $210,000 per year ($17,500 per month). These payments are guaranteed in the event of Mr. Bank's death during the Salary Continuation Period. In such event the scheduled payments shall be made to Mr. Bank's estate.

4. During this Salary Continuation Period, Mr. Bank's shall continue to have Versant supplied insurance benefits, email address, and income tax returns preparation by Arthur Andersen as existed on January 7, 1998.

5. During the Salary Continuation Period, Mr. Bank's options and unvested shares will continue to vest. The exercise date on which Mr. Banks must exercise all of his options vested since the start of his employment with Versant, will be 90 days after the end of this Salary Continuation Period. Mr. Banks acknowledges that his stock options may have to be converted to non qualified options or such other options as required by law.

6. During the Salary Continuation Period, Mr. Banks shall be paid a one time bonus of $62,250 to be paid in 12 equal monthly installments beginning with the first regular Versant pay period after January 8, 1998.
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7.       Mr. Banks represents that he will return to Versant all documents, computer stored data or other information relating to Versant and its Confidential Information as well as its property, equipment and other materials belonging to Versant that were provided to him by Versant in connection with his employment. Notwithstanding the foregoing, Versant shall allow Mr. Banks to retain the Versant supplied IBM ThinkPad Notebook used by Mr. Banks prior to January 7, 1998.

8. Versant shall have no other obligation to re-employ Mr. Banks and Mr. Banks will not otherwise seek employment with Versant or any of its related companies.

9. Mr. Banks, on behalf of himself and his heirs, successors, agents, and all other persons who could assert a claim based on Mr. Bank's relationship and/or dealings with Versant, hereby waives and releases, and promises never to assert, any and all claims that exist, or might exist, against Versant and its current and former predecessors, successors, parents, affiliates, subsidiaries, directors, officers employees, contractors, stockholders, customers, agents, attorneys, insurers, and assigns connected with, related to or arising from his relationship with Versant through the date hereof. These released claims include, but are not limited to, claims arising under federal, state, or local law; California Fair Employment and Housing Acts, as amended; California Age Discrimination in Employment Act, Older Workers Benefit Protection Act, Title VII of the 1964 Civil Rights Act as amended, and other federal, state, or local law whether based on statute or common law and whether sounding in tort or in contract, and any claim for attorneys fees. This release does not extend to any rights or liabilities created by this Agreement. Notwithstanding the foregoing, Mr. Banks does not waive any indemnification rights he may have including his rights pursuant to that certain Indemnity Agreement between Mr. Banks and Versant dated June 13, 1996.

10 MR. BANKS ALSO WAIVES AND RELEASES AND PROMISES NEVER TO ASSERT ANY OF THE CLAIMS DESCRIBED IN PARAGRAPH 9 ABOVE, RESPECTIVELY, EVEN IF HE DOES NOT BELIEVE THAT HE HAS ANY SUCH CLAIM. MR. BANKS THEREFORE WAIVES HIS RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH STATES:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         MR. BANKS ALSO WAIVES HIS RIGHTS UNDER ANY OTHER STATUE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT. MR. BANKS INTENDS, BY HIS RELEASE OF CLAIMS SET FORTH IN PARAGRAPH 9 ABOVE, TO RELEASE ALL SUCH CLAIMS WHETHER KNOWN OR UNKNOWN TO HIM.

11. Versant, on behalf of itself and its successors, agents and all other persons who could assert a claim based on Versant's relationship and/or dealings with Mr. Banks, hereby waives and releases and promises never to assert any and all claims that exist, or that might exist, against Mr. Banks connected with, related to, or arising from, his relationship with Versant through the date hereof. This release does not extend to any rights and liabilities created by this Agreement.

12 Mr. Banks will keep confidential all trade secrets and other confidential and/or proprietary information about Versant and its business that he obtained during his employment with Versant, and will not make use of such information in a way that is adverse to Versant's interests. Mr. Bank's also acknowledges that he will continue to be bound by his Employee Invention Assignment and Propriety Information Agreement with Versant.

13 The parties acknowledge that no promises or inducements have been offered except as set forth in this Agreement and that they execute this Agreement without reliance upon any statement or representation other than which is contained in this Agreement.

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14       This Agreement constitutes the entire agreement between the parties with respect to the matters that it covers and supercedes all prior and contemporaneous agreements, representations, and understandings among the parties with respect to such matters, except Mr. Bank's Invention Agreement and Proprietary Information Agreement. This Agreement may be amended only by written agreement signed by the parties to this Agreement. Parole evidence will be inadmissible to show agreement by and between the parties as to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement.

15 This Agreement is made and will be construed under California law without regard to the body of law concerning choice of law

16 If any provision of this Agreement is held to be void, voidable, unlawful, or unenforceable, the remaining portions of this Agreement will continue in full force and effect and such provision shall be enforced to the maximum extent permitted by law.

17 This Agreement may be executed in counterpart originals with each counterpart to be treated the same as a single original

18 Mr. Banks understands that he may take up to twenty-one (21) days to consider this Agreement, and, by signing below, Mr. Bank's affirms that he was advised to consult with an attorney prior to signing this Agreement.

EXECUTION BY PARTIES

The parties hereby agree to each and every term outlined above


Dated:___________________                DAVID BANKS


                                         __________________________

Dated:___________________                VERSANT OBJECT TECHNOLOGY CORP.


                                         __________________________
                                         GARY RHEA
                                         VICE PRESIDENT, FINANCE



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